Exhibit 99.1

Zoned Properties Announces Plan to List Chino Valley, AZ Property for Sale for $16 Million

Plan to List Non-Core Asset for sale for $16 Million to Pursue Direct-to-Consumer Real Estate Strategy

SCOTTSDALE, Ariz., March 05, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced that the Company has listed its cultivation property in Chino Valley, Arizona (the “Chino Valley Property”) for sale at a purchase price of $16 million. This potential transaction marks a significant development in the Company’s strategic real estate portfolio optimization. The Chino Valley Property has been a valuable non-core asset within the Company’s portfolio and this potential sale is part of a strategic shift to streamline the Company’s portfolio and concentrate efforts on a direct-to-consumer real estate strategy.

“As part of our ongoing strategic review to enhance shareholder value, we are very pleased to announce our intention to sell our Chino Valley Property. The Chino Valley Property, which we now consider a non-core asset to our investment strategy, represents a significant capital reallocation opportunity for Zoned Properties. We expect that, if and when the Chino Valley Property is sold, the non-dilutive proceeds from the sale would be instrumental in supporting the Company’s future real estate portfolio acquisition plans,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “This is a pivotal step in our ongoing efforts to scale our direct-to-consumer real estate portfolio and unlock value for our shareholders. We believe that this strategic shift will position us to capitalize on the growing demand for retail dispensary properties in the cannabis real estate industry with strong cap rates creating long-term shareholder value. We will continue our ongoing strategic review with the sole intention of growing shareholder value and look forward to updating shareholders as appropriate.”

For more details about the Chino Valley Property listing click here: https://zonedproperties.com/listings/

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com